                                                                   EXHIBIT 10.14

                                 BANCTENN CORP.

                           DIRECTORS STOCK OPTION PLAN

         1.       PURPOSE OF THE PLAN.

                  The purpose of this BancTenn Corp. Directors Stock Option Plan (the "Plan") is to advance the interests of the Company by providing Directors of the Company and the Bank with the opportunity to acquire Shares of the Company. By encouraging such stock ownership, the Company seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to Directors to promote the success of the Company's business.

         2.       DEFINITIONS.

                  As used herein, the following definitions shall apply:

                  (a) "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company as defined in Section 424(e) and (f) of the Code, and any entity deemed to be an "affiliate" of the Company or Bank under applicable federal banking regulations.

                  (b) "Agreement" shall mean a written agreement entered into in accordance with Paragraph 5(c).

                  (c)      "Bank" shall mean Bank of Tennessee.

                  (d) "Board" shall mean the Board of Directors of the Company.

                  (e) "Change in Control" shall mean, with respect to the Corporation or Bank, the happening of any of the following: (i) if any person or entity, including a "group" as defined in the Securities Exchange Act of 1934 (other than (x) the Corporation or a wholly-owned subsidiary thereof, or (y) any employee benefit plan of the Corporation or any of its subsidiaries, or (z) William B. Greene, Jr. and his Related Interests) becomes the beneficial owner of securities of the Corporation or the Bank having 50% or more of the combined voting power of the then outstanding securities of the Corporation or the Bank that may be cast in the election of directors of the Corporation or the Bank (other than as a result of an issuance of securities initiated by the Corporation or Bank in the ordinary course of business); (ii) if, as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, less than a majority of the securities of the Corporation or the Bank, entitled to vote in the election of directors, are held by the holders of the Corporation's or Bank's securities holding a majority of the outstanding securities prior to such transaction; (iii) if, during any period of two (2) consecutive years, the majority composition of the Board of Directors of the Corporation or the Bank changes unless the election of each new director was approved by 2/3 of the directors of the Corporation or the Bank, as the case may be, then still in office who were directors of the Corporation or Bank at the beginning of such period; or (iv) if William B. Greene, Jr. and his Related Interests cease to own at least 25% of the outstanding Common Stock of the Corporation unless William B. Greene, Jr. and his Related Interests remain the Corporation's largest stockholder.

                  (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (g) "Common Stock" shall mean the common stock, par value $8.00 per share, of the Company.

                  (h) "Continuous Service" shall mean the absence of any interruption or termination of service as a Director of the Company or the Bank. Continuous Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company's Board of Directors or in the case of transfers between payroll locations of the Company or Bank and an Affiliate or a successor of the Company or Bank.

                  (i)      "Company" shall mean BancTenn Corp.

                  (j) "Director" shall mean any member of the Board of Directors of the Company or Bank. Notwithstanding any other provision herein, including the definition of "Affiliate," the only persons eligible to receive grants of Options under this Plan are those persons who are now or hereafter elected as members of the Board of Directors of the Company or the Board of Directors of the Bank.

                  (k) "Effective Date" shall mean the date specified in Paragraph 13 hereof.

                  (l) "Employee" shall mean any person employed by the Company or the Bank.

                  (m) "Exercise Price" shall mean the price per Optioned Share at which an Option may be exercised.

                  (n) "Market Value" shall mean the fair market value of the Common Stock, as determined under Paragraph 7(b) hereof.

                  (o) "Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan. Such Options shall not constitute "incentive stock options" within the meaning of Section 422 of the Code.

                  (p) "Optioned Shares" shall mean Shares subject to an Option granted pursuant to this Plan.

                  (q) "Participant" shall mean any person who receives an Option pursuant to the Plan.

                  (r) "Plan" shall mean the BancTenn Corp. Directors Stock Option Plan.

                  (s) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

                  (t)      "Share" shall mean one share of Common Stock.

                  (u) "William B. Greene, Jr. and his Related Interests" shall mean William B. Greene, Jr., Greene Investment Corporation, any trust of which Mr. Greene is a trustee, co-trustee, or beneficiary, and any partnership, corporation or limited liability company of which Mr. Greene is an officer, director, stockholder, member or equity owner.

         3.       TERM OF THE PLAN AND OPTIONS.

                  (a) Term of the Plan. The Plan shall continue in effect for a term of five (5) years from the Effective Date, unless sooner terminated pursuant to Paragraph 14 hereof. No Option shall be granted under the Plan after five (5) years from the Effective Date.

                  (b) Term of Options. The term of each Option granted under the Plan shall be ten (10) years. The vesting formula set forth in Paragraph 6(c) shall not have the effect of extending the ten (10) year term of any option.

         4.       SHARES SUBJECT TO THE PLAN.

                  The aggregate number of Shares deliverable pursuant to Options under this Plan shall not exceed 50,000 shares (subject to such adjustments as may be made pursuant to Paragraph 10 hereof). Such Shares may either be authorized but unissued Shares or Shares held in treasury. If Options should expire, become unexercisable or be forfeited for any reason without having been exercised or become vested in full, the Optioned Shares shall, unless the Plan shall have been terminated, be available for the grant of additional Options under the Plan.

         5.       ADMINISTRATION OF THE PLAN.

                  (a) General Rule. The Plan shall be administered by the Board, provided that the Board may appoint a committee of Directors to make any determinations required pursuant to the Plan.

                  (b) Powers. Except as limited by the express provisions of the Plan, the Board shall have sole and complete authority and discretion (i) to determine the form and content of Options to be issued in the form of Agreements under the Plan, (ii) to interpret the Plan, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) to make other determinations necessary or advisable for the administration of the Plan.

                  (c) Agreement. Each Option shall be evidenced by a written agreement containing such provisions as may be approved by the Board. Each such Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Agreement shall be in accordance with the Plan. In particular, the Board shall set forth in this Agreement (i) the Exercise Price of an Option, (ii) the number of Shares subject to, and the expiration date of, the Option, (iii) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Option, and (iv) the restrictions, if any, to be placed upon such Option, or upon Shares which may be issued upon exercise of such Option. The terms and restrictions of each award may vary as determined by the Board in its sole discretion, provided, however, no award shall be inconsistent with the terms of this Plan.

                  The President of the Company and such Directors as shall be designated by the Board are hereby authorized to execute Agreements on behalf of the Company, and to cause them to be delivered to the recipients of Options.

                  (d) Effect of the Board's Decisions. All decisions, determinations, and interpretations of the Board shall be final and conclusive on all persons affected thereby.

                  (e) Indemnification. In addition to such other rights of indemnification as they may have, the members of the Board shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, granted hereunder to the full extent provided for under the Company's governing instruments with respect to the indemnification of Directors.

                  (f) Certain Mandatory Abstentions. Notwithstanding anything herein to the contrary, no Director shall have any vote with regard to any Option previously granted to himself or herself.

         6.       FORMULA GRANTS OF OPTIONS.

                  (a) Grants on the Effective Date. On the Effective Date, and upon approval of the Board, each Director shall receive Options to purchase up to 1,000 Shares at an Exercise Price per Share equal to the Market Value on the Effective Date. Any person who is a Director of both the Company and the Bank shall be entitled to receive only one (1) Option grant pursuant to the Plan in any given calendar year.

                  (b) Annual Grants Subsequent to the Effective Date. On January 15, 2001 and on each succeeding January 15, each Director shall receive additional Options to purchase Shares at an Exercise Price per Share equal to the Market Value on the date of each such grant. The Board shall determine the number of shares subject to each such Option but no individual, annual Option shall be for more than 1,000 shares. Any person who is a Director of both the Company and the Bank shall be entitled to receive only one (1) Option grant pursuant to the Plan in any given calendar year.

                  (c) Vesting. The Board shall have the discretion to determine the vesting schedule, if any, for each Option granted pursuant to the Plan; provided, however, no such vesting schedule shall have the effect of extending the term of any such Option beyond the maximum ten (10) year term provided for in Paragraph 3(b).

         7.       EXERCISE PRICE FOR OPTIONS.

                  (a) General Rule. The Exercise Price as to any particular Option shall be the Market Value of the Optioned Shares on the date of grant, as determined by the Board.

                  (b) Standards for Determining Exercise Price. If the Common Stock is listed on a national securities exchange (including the NASDAQ National Market System) on the date in question, then the Market Value per Share shall be not less than the average of the highest and lowest selling price on such exchange on such date, or if there were no sales on such date, then the Exercise Price shall be not less than the mean between the bid and asked price on such date. If the Common Stock is traded otherwise than on a national securities exchange on the date in question, then the Market Value per Share shall be not less than the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Market Value per Share shall be its fair market value as determined by the Board, in its sole and absolute discretion.

         8.       EXERCISE OF OPTIONS.

                  (a) Generally. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and under the terms of the Option Agreement granting Options to a Participant. An Option may not be exercised for a fractional Share.

                  (b) Procedure for Exercise. Options may be exercised from time to time by (i) written notice of intent to exercise the Option with respect to all or a specified number of the Optioned Shares, and (ii) payment to the Company (contemporaneously with the delivery of such notice), in cash, in Common Stock, or a combination of cash and Common Stock, of the amount of the Exercise Price for the number of the Optioned Shares with respect to which the Option is then being exercised. Each such notice and payment shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Company at the Company's executive offices. A Director who exercises Options may satisfy all applicable federal, state and local income and employment tax withholding obligations, in whole or in part, by irrevocably electing to have the Company withhold shares of Common Stock, or to deliver to the Company shares of Common Stock that he already owns, having a value equal to the amount required to be withheld.

                  (c) Exercisability. Options granted hereunder may be exercised only while the Participant is a Director of the Company or the Bank, or within three (3) years after termination of the Participant's Continuous Service as a Director, but in no event later than the date on which such Options would otherwise expire. In the event of such Director's death during the term of his directorship, Options granted under this Paragraph may be exercised within three (3) years from the date of his death by the personal representatives of his estate or person or persons to whom his rights under such Option shall have passed by will or by laws of descent and distribution, but in no event later than the date on which such Options would otherwise expire.

                  (d) Forfeiture. Options granted hereunder shall be automatically and completely forfeited in the event a Participant is removed from the Board of the Company or the Bank for "cause". As used herein, "cause" shall include indictment on any criminal felony, conviction of any criminal felony, engaging in any act of moral turpitude, failure to satisfy attendance requirements as established by the Board or the applicable regulatory authorities from time to time, the removal of the Participant at any shareholders meeting specifically called to consider termination or removal of the Participant as a Director, and any other act which the Board of the Company, in its sole discretion, determines to be materially harmful or injurious to the reputation and standing of the Company or the Bank.

         9.       CHANGE IN CONTROL.

                  (a) General Rule. At the time of a Change in Control, all Options shall be deemed fully exercisable and any waiting period or vesting period shall be deemed automatically terminated. In any such instance, each holder of an Option shall be entitled, at his discretion and choice, to (i) receive cash from the Company in an amount equal to the excess of the Market Value of the Common Stock subject to the Option over the Exercise Price of the Optioned Shares, in exchange for the cancellation of such Option, or (ii) exercise the Option in full according to its terms. Notwithstanding the foregoing, a Participant's election to exercise his Options shall not give the Participant any greater rights or different legal position vis-a-vis the rights of the Company's other stockholders in regard to the event constituting the Change of Control.

                  (b) Exception to General Rule. Notwithstanding subparagraph
(a) of this Paragraph, if otherwise prohibited by applicable securities law or regulation, an Option may not be cancelled in exchange for cash within the six-month period following the date of its grant.

         10.      EFFECT OF CHANGES IN COMMON STOCK SUBJECT TO THE PLAN.

                  (a) Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding Options (and the Exercise Price thereof) shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

                  (b) Transactions in Which the Company is Not the Surviving Entity. Subject to Paragraph 9 hereof, in the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Options shall be surrendered. With respect to each Option so surrendered, the holder of the surrendered Option may elect to receive:

                           (1)      for each Share then  subject  to an
outstanding Option the number and kind of shares into which each outstanding Share (other than Shares held by dissenting stockholders) is changed or exchanged, together with an appropriate adjustment to the Exercise Price; or

                           (2)      a cash payment (from the Company or the
successor corporation), in an amount equal to the Market Value of the Shares subject to the Option on the date of the Transaction, less the Exercise Price of the Option.

                  (c) Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Paragraph, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Option before the adjustment was made.

                  (d) Other Issuances. Except as expressly provided in this Paragraph, the issuance by the Company or the Bank of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number, class, or Exercise Price of Shares then subject to Options or reserved for issuance under the Plan. There shall be no preemptive rights with respect to Shares covered by unexercised Options.

         11.      NON-TRANSFERABILITY OF OPTIONS.

                  Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

         12.      TIME OF GRANTING OPTIONS.

                  The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such Grant.

         13.      EFFECTIVE DATE.

                  The Plan shall become effective April 24, 2000 (the "Effective Date") upon approval of the Plan by the stockholders of the Company.

         14.      AMENDMENT AND TERMINATION OF THE PLAN.

                  The Board may from time to time amend the terms of the Plan and, with respect to any Shares at the time not subject to Options, suspend or terminate the Plan; provided that no provision hereof may be amended more than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), and provided further that any amendment that is "material" within the meaning of Rule 16b-3 shall be subject to stockholder approval. No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of an Option, alter or impair any rights or obligations under any Option theretofore granted.

         15.      CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) Compliance with Securities Laws. Shares of Common Stock shall not be issued with respect to any Option unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Shares may then be listed.

                  (b) Special Circumstances. The inability of the Company to obtain approval from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relive the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal and state securities law.

         16.      RESERVATION OF SHARES.

                  The Company, during the term of the Plan, will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

         17.      WITHHOLDING TAX.

                  The Company's obligation to deliver Shares upon exercise of Options shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Each Participant may satisfy the obligation, in whole or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company Shares that he already owns, having a value equal to the amount required to be withheld. The value of Shares to be withheld, or delivered to the Company, shall be based on the Market Value of the Shares on the date the amount of tax to be withheld is to be determined. As an alternative, the Company may retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

         18.      NO EMPLOYMENT OR OTHER RIGHTS.

                  In no event shall a Director's eligibility to participate or participation in the Plan create or be deemed to create any legal or equitable right of the Director, or any other party to continue service with the Company or the Bank, whether as a Director or employee. Without limiting the foregoing, neither a Director's eligibility to participate in the Plan, nor the granting of any Options under the Plan, nor the exercise of any Options, shall be construed to guarantee or assure any Director of continued service as a Director or reelection as a Director at any time. No Director shall have a right to be granted an Option or, having received an Option, the right to again be granted any further Options. However, a Director who has been granted an Option may, if otherwise eligible and upon approval of the Board, be granted an additional Option or Options.

         19.      GOVERNING LAW.

                  The Plan shall be governed by and construed in accordance with the laws of the State of Tennessee, except to the extent that federal law shall be deemed to apply.